Exhibit 99.1

Exterran Holdings and Exterran Partners Report
First-Quarter 2012 Results

HOUSTON, May 3, 2012 – Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) today reported financial results for the first quarter 2012.

Exterran Holdings, Inc. Financial Results
Net loss from continuing operations attributable to Exterran stockholders for the first quarter 2012 was $26.9 million, or $0.43 per diluted share, excluding a benefit of $37.6 million from the cash proceeds of joint venture assets sold in Venezuela and pretax charges totaling $7.6 million, comprised primarily of long-lived asset impairment and restructuring charges.  Net loss from continuing operations attributable to Exterran stockholders, excluding charges, for the fourth quarter 2011 was $8.6 million, or $0.14 per diluted share, and net loss from continuing operations attributable to Exterran stockholders, excluding charges, for the first quarter 2011 was $27.9 million, or $0.45 per diluted share.

Exterran Holdings reported net income attributable to Exterran stockholders for the first quarter 2012 of $5.5 million, or $0.09 per diluted share, compared to a net loss attributable to Exterran stockholders for the fourth quarter 2011 of $66.6 million, or $1.06 per diluted share, and a net loss attributable to Exterran stockholders for the first quarter 2011 of $30.0 million, or $0.48 per diluted share.

Revenue was $626.5 million for the first quarter 2012, compared to $702.9 million for the fourth quarter 2011 and $618.5 million for the first quarter 2011.  EBITDA, as adjusted (as defined below), was $96.1 million for the first quarter 2012, compared to $118.8 million for the fourth quarter 2011 and $96.1 million for the first quarter 2011.

“Exterran Holdings recorded better-than-expected operating performance and increased fabrication backlog levels in the first quarter 2012,” said Brad Childers, Exterran Holdings’ President and Chief Executive Officer.  “Driven primarily by the scheduling of our fabrication backlog, total revenues are expected to increase in the second half of the year. We are continuing to implement several initiatives to improve our overall performance and create value for our stockholders.”

“In the near term, recent lower natural gas prices in North America will pose a challenge to activity levels in our contract operations business, in primarily dry gas producing areas.  In the intermediate and long term, we remain optimistic about growth opportunities as a result of the role of natural gas as a readily available and cost-effective source of energy.

“We are pleased with the previously announced sale of our joint venture assets in Venezuela.  We received the initial cash payment of $37.6 million in March 2012 and are due to receive an additional approximately $74.8 million in periodic cash payments through the first quarter 2016 related to this sale.  The sale proceeds, which were used to reduce debt at the Exterran Holdings level, positively impacted our cash flows, liquidity position and compliance with debt covenants,” added Childers.

Exterran Partners, L.P. Financial Results
Exterran Partners reported revenue of $88.7 million for the first quarter 2012, compared to $83.3 million for the fourth quarter 2011 and $68.7 million for the first quarter 2011.  Net income was $4.5 million for the first quarter 2012, or $0.09 per diluted limited partner unit, compared to net income of $4.5 million, or $0.10 per diluted limited partner unit, for the fourth quarter 2011, and net income of $0.2 million, or a loss of $0.01 per diluted limited partner unit, for the first quarter 2011.

Exterran Partners’ EBITDA, as further adjusted (as defined below), totaled $40.0 million for the first quarter 2012, compared to $37.5 million for the fourth quarter 2011 and $31.2 million for the first quarter 2011.  Distributable cash flow (as defined below) totaled $26.9 million for the first quarter 2012, compared to $24.5 million for the fourth quarter 2011 and $21.1 million for the first quarter 2011.

“In the first quarter 2012, Exterran Partners expanded its leading market position with the acquisition of compression and processing assets from Exterran Holdings.  In March 2012, we amended our senior secured credit facility to increase its size by an additional $200 million to $900 million. This additional debt capacity will enable us to finance the organic growth of our compression services business and position us for future acquisitions,” said Childers, Chairman, President and Chief Executive Officer of Exterran Partners’ managing general partner.

For the first quarter 2012, Exterran Partners’ quarterly cash distribution was $0.4975 per limited partner unit, or $1.99 per limited partner unit on an annualized basis. The first-quarter 2012 distribution was $0.005 per limited partner unit higher than the fourth-quarter 2011 distribution of $0.4925 per limited partner unit and $0.02 per limited partner unit higher than the first-quarter 2011 distribution of $0.4775 per limited partner unit.

The cash distribution to be received by Exterran Holdings for the first quarter 2012 based upon its limited partner and general partner interests in Exterran Partners is $7.7 million.

Conference Call Details
Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) announce the following schedule and teleconference information for their first-quarter 2012 earnings release:

•
Teleconference: Thursday, May 3, 2012 at 11:00 a.m. Eastern Time, 10:00 a.m. Central Time.  To access the call, United States and Canadian participants should dial 800-446-1671.  International participants should dial +1-847-413-3362 at least 10 minutes before the scheduled start time.  Please reference Exterran conference call number 32231367.

•	Live Webcast: The webcast will be available in listen-only mode via the companies’ website: www.exterran.com.

•
Webcast Replay: For those unable to participate, a replay will be available from 2:00 p.m. Eastern Time on Thursday, May 3, 2012, until 2:00 p.m. Eastern Time on Thursday, May 10, 2012. To listen to the replay, please dial 888-843-7419 in the United States and Canada, or +1-630-652-3042 internationally, and enter access code 32231367#.

*****
With respect to Exterran Holdings, EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) from continuing operations plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, merger and integration expenses, restructuring charges and excluding non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations and other charges.

With respect to Exterran Partners, EBITDA, as further adjusted, a non-GAAP measure, is defined as net income plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, other charges, and non-cash selling, general and administrative (“SG&A”) costs and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

With respect to Exterran Partners, distributable cash flow, a non-GAAP measure, is defined as net income plus depreciation and amortization expense, impairment charges, non-cash SG&A costs, interest expense and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, less cash interest expense (excluding amortization of deferred financing fees and costs incurred to early terminate interest rate swaps) and maintenance capital expenditures, and excluding gains/losses on asset sales and other charges.

With respect to Exterran Holdings, Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense).

With respect to Exterran Partners, Gross Margin, as adjusted, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense) plus any amounts by which cost of sales are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

About Exterran Holdings and Exterran Partners
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications.  Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries.

Exterran Partners, L.P. provides natural gas contract operations services to customers throughout the United States.  Exterran Holdings owns an equity interest in Exterran Partners, including all of the general partner interest.

For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings and Exterran Partners (the “Companies”), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: the Companies’ operational and financial strategies and ability to successfully effect those strategies; the Companies’ expectations regarding future economic and market conditions; the Companies’ financial and operational outlook and ability to fulfill that outlook; demand for the Companies’ products and services and growth opportunities for those products and services; statements regarding expected future payments related to Exterran Holdings’ sale of assets in Venezuela; and Exterran Partners’ commitment to growing and increasing distributions.

While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on the Companies and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; changes in safety, health, environmental and other regulations; non-performance by foreign sovereign entities of their contracted obligations; and, as to each of the Companies, the performance of the other entity.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2011, Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2011, and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Susan Moore (281) 836-7398

SOURCE: Exterran Holdings, Inc. and Exterran Partners, L.P.

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011
Revenues:
North America contract operations	$154,170	$150,318	$151,054
International contract operations	112,786	114,675	105,681
Aftermarket services	97,336	126,917	81,698
Fabrication	262,222	311,031	280,046
	626,514	702,941	618,479

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	76,039	76,412	80,509
International contract operations	43,889	45,446	40,966
Aftermarket services	80,137	103,604	72,538
Fabrication	235,602	290,335	239,291
Selling, general and administrative	96,076	84,940	91,281
Depreciation and amortization	87,308	91,698	90,478
Long-lived asset impairment	4,332	2,639	-
Restructuring charges	3,047	8,686	-
Goodwill impairment	-	665	-
Interest expense	37,991	39,045	37,170
Equity in (income) loss of non-consolidated affiliates	(37,339)	209	-
Other (income) expense, net	(6,783)	(15,648)	(414)
	620,299	728,031	651,819

Income (loss) before income taxes	6,215	(25,090)	(33,340)
Provision for (benefit from) income taxes	(1,697)	37,539	(5,014)
Income (loss) from continuing operations	7,912	(62,629)	(28,326)
Loss from discontinued operations, net of tax	(625)	(1,754)	(2,138)
Net income (loss)	7,287	(64,383)	(30,464)
Less: net (income) loss attributable to the noncontrolling interest	(1,792)	(2,195)	434
Net income (loss) attributable to Exterran stockholders	$5,495	$(66,578)	$(30,030)

Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$0.09	$(1.03)	$(0.45)
Loss from discontinued operations attributable to Exterran stockholders	0.00	(0.03)	(0.03)
Net income (loss) attributable to Exterran stockholders	$0.09	$(1.06)	$(0.48)
Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$0.09	$(1.03)	$(0.45)
Loss from discontinued operations attributable to Exterran stockholders	0.00	(0.03)	(0.03)
Net income (loss) attributable to Exterran stockholders	$0.09	$(1.06)	$(0.48)
Weighted average common and equivalent shares outstanding:
Basic	64,515	62,821	62,418
Diluted	64,596	62,821	62,418

Income (loss) attributable to Exterran stockholders:
Income (loss) from continuing operations	$6,120	$(64,824)	$(27,892)
Loss from discontinued operations, net of tax	(625)	(1,754)	(2,138)
Net income (loss) attributable to Exterran stockholders	$5,495	$(66,578)	$(30,030)

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011
Revenues:
North America contract operations	$154,170	$150,318	$151,054
International contract operations	112,786	114,675	105,681
Aftermarket services	97,336	126,917	81,698
Fabrication	262,222	311,031	280,046
Total	$626,514	$702,941	$618,479

Gross Margin (1):
North America contract operations	$78,131	$73,906	$70,545
International contract operations	68,897	69,229	64,715
Aftermarket services	17,199	23,313	9,160
Fabrication	26,620	20,696	40,755
Total	$190,847	$187,144	$185,175

Selling, General and Administrative	$96,076	$84,940	$91,281
% of Revenues	15%	12%	15%

EBITDA, as adjusted (1)	$96,127	$118,760	$96,121
% of Revenues	15%	17%	16%

Capital Expenditures	$105,829	$103,938	$51,412
Less: Proceeds from Sale of PP&E	(9,952)	(7,047)	(27,499)
Net Capital Expenditures	$95,877	$96,891	$23,913

Gross Margin Percentage:
North America contract operations	51%	49%	47%
International contract operations	61%	60%	61%
Aftermarket services	18%	18%	11%
Fabrication	10%	7%	15%
Total	30%	27%	30%

Total Available Horsepower (at period end):
North America contract operations	3,642	3,632	3,704
International contract operations	1,257	1,260	1,197
Total	4,899	4,892	4,901

Total Operating Horsepower (at period end):
North America contract operations	2,874	2,880	2,844
International contract operations	957	960	980
Total	3,831	3,840	3,824

Total Operating Horsepower (average):
North America contract operations	2,876	2,841	2,841
International contract operations	956	975	979
Total	3,832	3,816	3,820

Horsepower Utilization (at period end):
North America contract operations	79%	79%	77%
International contract operations	76%	76%	82%
Total	78%	78%	78%

Fabrication Backlog:
Compression & accessory	$330,992	$249,724	$250,123
Production & processing equipment	551,975	415,968	500,844
Total	$882,967	$665,692	$750,967

Debt to Capitalization:
Debt	$1,709,451	$1,773,039	$1,739,583
Exterran stockholders' equity	1,500,005	1,437,236	1,679,860
Capitalization	$3,209,456	$3,210,275	$3,419,443
Total Debt to Capitalization	53%	55%	51%

(1) Management believes disclosure of EBITDA, as adjusted, and Gross Margin, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$7,287	$(64,383)	$(30,464)
Loss from discontinued operations, net of tax	(625)	(1,754)	(2,138)
Income (loss) from continuing operations	7,912	(62,629)	(28,326)
Depreciation and amortization	87,308	91,698	90,478
Long-lived asset impairment	4,332	2,639	-
Restructuring charges	3,047	8,686	-
Investment in non-consolidated affiliates impairment	224	209	-
Proceeds from sale of joint venture assets	(37,563)	-	-
Goodwill impairment	-	665	-
Interest expense	37,991	39,045	37,170
(Gain) loss on currency exchange rate remeasurement of intercompany balances	(5,427)	908	1,813
Provision for (benefit from) income taxes	(1,697)	37,539	(5,014)
EBITDA, as adjusted (1)	96,127	118,760	96,121
Selling, general and administrative	96,076	84,940	91,281
Equity in (income) loss of non-consolidated affiliates	(37,339)	209	-
Investment in non-consolidated affiliates impairment	(224)	(209)	-
Proceeds from sale of joint venture assets	37,563	-	-
Gain (loss) on currency exchange rate remeasurement of intercompany balances	5,427	(908)	(1,813)
Other (income) expense, net	(6,783)	(15,648)	(414)
Gross Margin (1)	$190,847	$187,144	$185,175

Net income (loss) attributable to Exterran stockholders	$5,495	$(66,578)	$(30,030)
Loss from discontinued operations	625	1,754	2,138
Valuation allowance on Brazil deferred tax asset	-	48,597	-
Charges, after-tax:
Long-lived asset impairment (including the impact on noncontrolling interest)	2,379	1,510	-
Restructuring charges	1,920	5,472	-
Investment in non-consolidated affiliates impairment	224	209	-
Proceeds from sale of joint venture assets	(37,563)	-	-
Goodwill impairment	-	419	-
Net loss from continuing operations attributable to Exterran stockholders, excluding charges	$(26,920)	$(8,617)	$(27,892)

Diluted Income (loss) from continuing operations attributable to Exterran stockholders per common share	$0.09	$(1.03)	$(0.45)
Adjustment for charges, after-tax, per common share (2)	(0.52)	0.89	-
Diluted net loss from continuing operations attributable to Exterran stockholders per common share,
excluding charges (1) (2)	$(0.43)	$(0.14)	$(0.45)

(1) Management believes disclosure of EBITDA, as adjusted, diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding charges, and Gross Margin, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

(2) The weighted average per common shares outstanding in the diluted income (loss) calculation, excluding charges for the three months ended March 31, 2012 includes adjustments to exclude the following shares that are included in the calculation of diluted income (loss) per share as the effects would have been anti-dilutive: 1,330,000 shares of unvested restricted stock, 54,000 shares on the exercise of options and vesting of restricted stock units and 27,000 shares on the settlement of employee stock purchase plan shares.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011

Revenue	$88,697	$83,267	$68,729

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	44,113	42,694	37,052
Depreciation and amortization	20,362	19,235	14,149
Long-lived asset impairment	805	371	-
Selling, general and administrative	12,222	8,643	10,216
Interest expense	5,882	7,912	7,075
Other (income) expense, net	527	(288)	(221)
Total costs and expenses	83,911	78,567	68,271
Income before income taxes	4,786	4,700	458
Income tax expense	281	185	235
Net income	$4,505	$4,515	$223

General partner interest in net income	$1,095	$920	$572

Limited partner interest in net income	$3,410	$3,595	$(349)

Weighted average limited partners' units outstanding:
Basic	38,670	37,270	32,107

Diluted	38,674	37,291	32,107

Earnings (loss) per limited partner unit:
Basic	$0.09	$0.10	$(0.01)

Diluted	$0.09	$0.10	$(0.01)

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts and percentages)

	Three Months Ended
	March 31,		December 31,		March 31,
	2012		2011		2011

Revenue	$88,697		$83,267		$68,729

Gross Margin, as adjusted (1)	$49,908		$45,646		$38,554

EBITDA, as further adjusted (1)	$39,985		$37,513		$31,175
% of Revenue	45%		45%		45%

Capital Expenditures	$34,033		$17,106		$6,891
Less: Proceeds from Sale of Compression Equipment	(435)		(632)		(1,036)
Net Capital Expenditures	$33,598		$16,474		$5,855

Gross Margin percentage, as adjusted	56%		55%		56%

Distributable cash flow (2)	$26,900		$24,475		$21,064

Distributions Declared for the period per Limited Partner Unit	$0.4975		$0.4925		$0.4775
Distribution Declared to All Unitholders for the period,
including Incentive Distributions	$22,480		$19,581		$16,243
Distributable Cash Flow Coverage	1.20	x	1.25	x	1.30	x

	March 31,		December 31,		March 31,
	2012		2011		2011

Debt	$635,500		$545,500		$450,000
Total Partners' Capital	$501,549		$423,766		$348,692
Total Debt to Capitalization	56%		56%		56%

(1) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$4,505	$4,515	$223
Income tax expense	281	185	235
Depreciation and amortization	20,362	19,235	14,149
Long-lived asset impairment	805	371	-
Cap on operating and selling, general and administrative
costs provided by Exterran Holdings ("EXH")	7,805	5,073	9,129
Non-cash selling, general and administrative costs	345	222	364
Interest expense, net of interest income	5,882	7,912	7,075
EBITDA, as further adjusted (1)	39,985	37,513	31,175
Cash selling, general and administrative costs	11,877	8,421	9,852
Less: cap on selling, general and administrative costs provided by EXH	(2,481)	-	(2,252)
Less: other (income) expense, net	527	(288)	(221)
Gross Margin, as adjusted (1)	$49,908	$45,646	$38,554
Other income (expense), net	(527)	288	221
Expensed acquisition costs	695	-	-
Less: Gain on sale of compression equipment (in Other (income) expense, net)	(174)	(273)	(212)
Less: Cash interest expense	(5,208)	(5,012)	(4,207)
Less: Cash selling, general and administrative, as adjusted for
cost caps provided by EXH	(9,396)	(8,421)	(7,600)
Less: Income tax expense	(281)	(185)	(235)
Less: Maintenance capital expenditures	(8,117)	(7,568)	(5,457)
Distributable cash flow (2)	$26,900	$24,475	$21,064

Cash flows from operating activities	$21,007	$26,370	$15,887
(Provision for) benefit from doubtful accounts	(402)	185	(33)
Expensed acquisition costs	695	-	-
Cap on operating and selling, general and administrative costs provided by EXH	7,805	5,073	9,129
Maintenance capital expenditures	(8,117)	(7,568)	(5,457)
Change in assets and liabilities	5,912	415	1,538
Distributable cash flow (2)	$26,900	$24,475	$21,064

Net income	$4,505	$4,515	$223
Long-lived asset impairment	805	371	-
Net income, excluding charge	$5,310	$4,886	$223

Diluted earnings (loss) per limited partner unit	$0.09	$0.10	$(0.01)
Adjustment for charge per limited partner unit	0.02	0.01	-
Diluted earnings (loss) per limited partner unit, excluding charge (1)	$0.11	$0.11	$(0.01)

(1) Management believes disclosure of EBITDA, as further adjusted, diluted earnings (loss) per limited partner unit, excluding charge, and Gross Margin, as adjusted, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011

Total Available Horsepower (at period end) (1)	2,094	1,873	1,590

Total Operating Horsepower (at period end) (1)	1,918	1,728	1,384

Average Operating Horsepower	1,763	1,706	1,387

Horsepower Utilization:
Spot (at period end)	92%	92%	87%
Average	92%	91%	88%

Combined U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners covered by contracts converted to service
agreements (at period end)	2,200	2,188	1,999

Available Horsepower:

Total Available U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	3,558	3,545	3,611

% of U.S. Contract Operations Available Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	62%	62%	55%

Operating Horsepower:

Total Operating U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	2,825	2,830	2,786

% of U.S. Contract Operations Operating Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	78%	77%	72%

(1) Includes compressor units leased from Exterran Holdings with an aggregate horsepower of approximately 160,000, 221,000 and 304,000 at March 31, 2012, December 31, 2011 and March 31, 2011, respectively. Excludes compressor units leased to Exterran Holdings with an aggregate horsepower of approximately 29,000, 18,000 and 27,000 at March 31, 2012, December 31, 2011 and March 31, 2011, respectively.